CONTINGENT FEE AGREEMENT

This sets forth the agreement (the “Agreement”) made this       dayof                       ,2016 (the “effective date” of this Agreement) between Advanced Voice Recognition Systems, Inc. (the “Client”) and Buether Joe & Carpenter, LLC (“BJC”). Client and BJC are sometimescollectively hereinafter referred to as the “Parties.” Any one of the Parties may be sometimes hereinafter referred to as a“Party.”

1.     Scope of the Agreement. This Agreement concerns litigation and licensing activitieswithrespecttoU.S.PatentNos.7,558,730,7,949,534,8,131,557,8,498,871,and9,142,217 ((the“Patents”)andanypatentrightsrelatedtothePatents,includinganydivisional,continuation, continuation-in-part, reissue patent, reexamination certificate, or foreign counterpart of any such patentrightsthatisissuedormaybeissuedasaresultofanypatentapplication,reissueapplication or re-examination (the “Patent Rights”). Client is executing this Agreement for the purpose of retaining BJC to represent Client in connection with investigating and asserting claims, including the negotiation of license agreements and the filing and prosecution of lawsuits, against any potential infringers of the Patent Rights. Any such claim with respect to which litigation is filed is referred to herein as a “Lawsuit.” Any licensing agreement not relating to claims asserted in a Lawsuit will be referred to herein as a “Licensing Agreement,” and any negotiations for such a Licensing Agreement will be referred to herein as the “LicensingNegotiations.”

2.     Client’s Patent Rights. Client represents and warrants, to the best of its knowledge, that: (i) Client owns all rights and title to the Patent Rights; and (ii) that Client owns theexclusiverighttoenforceallrightsconcerningthePatentRights,including,withoutlimitation, the exclusive right to bring actions against others for infringement of the Patent Rights, to license and sublicense the Patent Rights, and to collect all royalties (past or future), license fees, profits orotherrevenueorvaluableconsiderationtobepaidorexchangedbyanyoneelseforrightsinthe PatentRights.ClientagreestotimelypayallmaintenancefeesdueonthePatentRightsthatcome intoexistence.Clientrepresentsthatitisnotawareofanysecurityinterestinorclaimsofequitable titletothePatentRights.ClientagreesthatitwillnottransferorassignitsownershipofthePatent Rights or its rights to enforce the Patent Rights, including any authority to enforce those rights while this Agreement is in force without prior written notice to BJC.In the event Client proposes to transfer, license or assign its ownership or enforcement rights in the Patent Rights to another personorentity,theClientshallnotifyBJCinwritingpriortosuchtransfer,licenseorassignment, and any assignee must agree to assume Client’s obligations under thisAgreement.

3.     Investigation and Initiation of Licensing Negotiations or Lawsuits. Client and BJC will analyze the Patent Rights and the activities of other persons and will identify persons or entities that are potentially or actually infringing the Patent Rights. Client, with the assistance of BJC,mayconductLicensingNegotiationsforthepurposeofobtainingLicensingAgreementswith potential or actual infringers with respect to the Patent Rights. BJC, after consultation with and approvalofClient,mayfileLawsuitspursuingclaimsforinfringementofthePatentRightsagainst persons who refuse to enter into a Licensing Agreement or in advance of Licensing Negotiations if the Parties believe that doing so is in the bests interests of Client. BJC shall use commercially reasonable efforts in performing its services under this Agreement. BJC, however, shall not be obligatedtofileorcontinuetoprosecuteanyLawsuitthat,inBJC’sprofessionaljudgment,would violate  Rule  11  of  the  Federal  Rules  of  Civil  Procedure.    Within  30  days  of  the  Client’s

identificationofaspecificpotentialdefendanttobenamedinaproposedLawsuit,BJCshallnotify the Client if, in BJC’s professional judgment, filing the Lawsuit against that potential defendant would violate Rule11.

4.     Law Firm Authority to Act for Client. Client hereby appoints BJC as its sole and exclusive agent to enforce through litigation the Patent Rights. Client authorizes BJC to try, negotiate, compromise, settle and receive for and in Client’s name, all compensation, damages or property to which Client may become entitled by reason of any agreement or Lawsuit concerning the Patent Rights. Client agrees not to enter into any agreement to license the Patent Rights or to settleanyLawsuitwithoutconsultationwithBJC,andBJCagreesnottoenterintoanyagreement to license the Patent Rights or to settle any Lawsuit without the written consent of Client. Client shall have the sole and exclusive right to approve, accept and enter into any license, release, settlement agreement or any other agreement concerning the Patent Rights with BJC ‘s consent, suchconsentnottobeunreasonablywithheld.ClientandBJCshallconsultwitheachotherbefore making or accepting any offer to or from a person or entity concerning the Patent Rights. The Parties also shall provide each other with reasonable notice of any offer made by any person or entity in connection with any Licensing Negotiations and/or the settlement of anyLawsuit.

Clientshallreferallpotentialclaimsforinfringementofandlicensingopportunitiesforthe Patent Rights of which it is aware to BJC after which BJC shall provide the services set forth in thisAgreement,solongasBJCisready,willingandabletoperformsuchservicesinacompetent and effectivemanner.

5.     Mutual Support and Cooperation. Client agrees to: (1) allow BJC reasonable and timely access to appropriate Client personnel to facilitate the provision of legal services by BJC; (2) to use commercially reasonable efforts to provide BJC with all information and documents in the possession of Client or any entities or persons affiliated with Client reasonably required in connection with the enforcement of the Patent Rights; (3) cooperate with BJC in the prosecution of any Lawsuit; (4) appear on reasonable notice, and at BJC’s expense, any and all depositionsandcourtappearancesatwhich yourattendanceisreasonablyrequiredorordered;(5) complywithallreasonablerequestsofBJCinconnectionwiththepreparationandpresentationof any Lawsuit; (6) provide on-going technical and administrative assistance, including the preparation of Rule 11 charts and infringement contentions, review of documents and analysis of invalidity contentions. BJC agrees to make reasonable efforts to keep Client informed as to the status of all Lawsuits. The Parties agree to execute such other documents as might be reasonably necessary or appropriate to consummate and implement the terms of thisAgreement.

6.     Compensation to BJC. Client has requested BJC and BJC has agreed to handle licensing and litigation activities under this Agreement on a contingent fee basis. In other words, BJC’s fee will depend upon whether Client recovers any sums by way of licensing, settlement, trial or otherwise with respect to the Patent Rights. BJC has advised Client that BJC is willing to charge for its services based on the time spent and the regular hourly rates of each attorney and legal assistant performing services to a client regardless of the outcome. Client has chosen to retain BJC to represent Client on a contingency fee basis in lieu of an hourly rate representation. Accordingly, BJC’s fees will be based upon the following contingent feeterms.

(a)     Client hereby assigns, sells, conveys, and agrees to pay and deliver to BJC a contingent interest in: (1) any royalties, license fees, or other revenues, money or other valuable consideration received by Client as the result of entering into with any person or entity any Licensing Agreement, patent/technology sale agreement, or any other agreement (other than an agreement to settle a Lawsuit) for the right to use the Patent Rights (such amount is hereinafter referred to as the “Licensing Agreement Proceeds” and is more specifically defined below);   and

(2)     any claim asserted in any Lawsuit, measured by the amount of recovery to be realized out of or collected from the Lawsuit, either through settlement, compromise or judgment (such amount of recovery is hereinafter referred to as the “Litigation Proceeds” and is more specificallydefined below); (3) from the effective date of this Agreement and while this Agreement is in force in an amount asfollows:

(1)                                     Tenpercent(10%)ofallgross“LicensingAgreementProceeds,”asdefined below, received within the one year after the Effective Date of the Agreement, andtwenty percent (20%) of all gross “Licensing Agreement Proceeds” receivedthereafter.

(2)                                     Thepercentagespecifiedbelowofall“LitigationProceeds,”asdefined below:

i.                                            If the Litigation Proceeds are agreed to or received by Clientwithin ninety (90) days of the commencement of any Lawsuit, twenty percent (20%) of the Litigation Proceeds up to $1 million and twenty-two percent (22%) of the Litigation Proceeds exceeding than $1million.

ii.                                          If the Litigation Proceeds are agreed to or received by Clientwithin 270 days of the commencement of any Lawsuit, twenty-five percent (25%) of the Litigation Proceeds up to $1 million and twenty-eight (28%) of the Litigation Proceeds exceeding than $1million.

iii.                                        If the Litigation Proceeds are agreed to or received by Client after 270 days of the commencement of any Lawsuit, twenty-eight percent (28%) ofthe Litigation Proceeds up to $1 million and thirty percent (30%) of the Litigation Proceeds exceeding than $1million.

iv.                                       Notwithstanding anything to the contrary stated herein, if the LitigationProceedsagreedtoorreceivedbyClientatanytimeare$100,000orless, then BJC shall receive forty percent (40%) of the LitigationProceeds.

IntheeventthatanyLawsuitisstayed(a“Stay”),alltimeperiodsbywhichthecontingent interests are determined shall be tolled for the duration of such Stay and shall resume only upona liftoftheStay,withtheexceptionofanystaypendingaproceedingbeforetheUnitedStatesPatent Office (such as an Inter Partes Review) so long as BJC is actively involved in the IPR as counsel of record for the Client in suchproceeding.

BJC’s contingent interest in Licensing Agreement Proceeds and Litigation Proceeds shall also be referred to herein as “Contingent Attorneys’ Fees.”

BJC shall have the right, in its sole discretion, to determine whether it will handle any appeal from any judgment in a Lawsuit.

(b)    “Licensing Agreement ·Proceeds” is defined as the gross amount of all money, royalties and the fair value of any non-monetary benefit or consideration obtained or received directly by Client or inuring to Client’s benefit as a result of entering into any Licensing Agreement, patent sale agreement, or other agreement with any person for the use of orotherwise concerningthePatentRightspriortofilingaLawsuitagainstalicenseeoranypartywhoreceives any benefit from the License Agreement, including any release, license or covenant not to sue. Gross Licensing Agreement Proceeds shall not be reduced by any cross-license, cross-action, setofforotherpaymentbyClientrelatingtoacounterclaimassertedagainstClientorotherclaims or rights unrelated to the asserted Patent Rights, which shall be the sole responsibility ofClient.

(c)     “LitigationProceeds”isdefinedasthegrossamountofallmoney,royaltiesandthe fair value of any non-monetary benefit or consideration (such as by way of example injunctive relief or cross-license of intellectual property rights) obtained or received directly by Client or inuringtoClient’sbenefitthroughajudgmentin,orthesettlementorcompromiseof,anyLawsuit asserted on behalf of Client against any other person or entity relating to the Patent Rights, including, but not limited to, compensatory damages, exemplary damages, attorney’s fees, prejudgment interest, and post judgment interest (whether through trial or settlement of any Lawsuit). Gross Litigation Proceeds also includes any monetary recovery or benefit received by Client pursuant to any agreement, including a license, patent sale, settlement or compromise that has the effect of releasing or extinguishing, in whole or in part, any claim asserted on behalf of Client against any other party in any Lawsuit. The Parties agree that any proceeds received by Client in connection with the sale or transfer of ownership of some or all of the Patent Rights during the term of this Agreement constitute Litigation Proceeds. Gross Litigation Proceeds shall not be reduced by any cross-license, cross-action, setoff or other payment by Client relating to a counterclaim asserted against Client or other claims or rights unrelated to the asserted Patent Rights, which shall be the sole responsibility ofClient.

(d)    If the Parties cannot agree upon the fair value of any non-monetary component of any Licensing Agreement Proceeds or Litigation Proceeds, or the present value of BJC’s interest in any such proceeds within sixty (60) days after such non• monetary component is received, the Partiesagreefirsttosubmittheissueofvaluationofsuchproceedstoamutuallyagreeableneutral party from an established mediation service such as JAMS, whose expenses shall be paid equally by the Parties from the Licensing Agreement Proceeds or Litigation Proceeds at issue. If either Party rejects the recommendation of the neutral party, then the valuation of such Licensing Agreement Proceeds or Litigation Proceeds shall be resolved in accordance with the dispute resolution provision in thisAgreement.

(e)     Client grants BJC a security interest in any Licensing Agreement Proceeds and Litigation Proceeds to the extent BJC is entitled to any Contingent Attorneys’ Fees compensation under this Agreement with respect to suchproceeds.

(f)     The Parties agree that the terms “Licensing Agreement Proceeds” and “Litigation Proceeds” include any amount of money that is to be paid out to Client over any period of time including, but not limited to, any royalties, license fees, or other revenues or money obtained   or

received directly by Client or inuring to Client’s benefit as a proximate result of any Licensing Agreement or Lawsuit. BJC will receive its percentage interest in those amounts as they are paid to Client or, at the election of Client, based upon the present value of the amount of money thatis to be paid to Client over time. If Client chooses to waive any such future payments, it will pay BJC an amount equal to the present value of BJC’s interest in those payments as they otherwise would have been made toClient.

(g)    BJC is expressly authorized to apply to the Court in any Lawsuit for themaximum amount of compensation, costs and expenses allowed to Client by law (“Attorneys’ Fees and Costs”). Any Attorneys’ Fees and Costs recovered under this paragraph shall be treated as Litigation Proceeds under thisAgreement.

(h)    All Contingent Attorneys’ Fees shall be consistent with the Texas Rules of Professional Conduct and any other applicable rules. Should any fees be found by a court of competent jurisdiction to be inconsistent with any applicable rules of ethics, the Parties agreethat the attorneys’ fees due under this Agreement shall not be waived, but shall be restructured so that they are consistent with such rules ofethics.

(i)     Any Licensing Agreement Proceeds or Litigation Proceeds to be paid by a third party shall be paid to or deposited in BJC’s trust account. BJC shall pay Client such Licensing AgreementProceedsorLitigationProceedsminusanyContingentAttorneys’FeesorEnforcement Expenses owed under this Agreement within five business days from the date Client receives the Licensing Agreement Proceeds from a person or entity or Litigation Proceeds from the accused infringer.

7.     DefenseofCounterclaimsandDeclaratoryJudgmentActionsInvolvingPatent Rights. BJC shall defend any claim or counterclaim for declaratory judgment of patent non-infringement, invalidity, unenforceability or other compulsory counterclaim relating to the Patent Rights (hereinafter a “Compulsory Counterclaim”) that is asserted against Client by any partywhowasthesubjectofanylicensingnegotiationsorlitigationinvolvingthePatentRightsat no extra charge toClient.

8.     Prosecution or Defense of Other Claims & Counterclaims. Should Client request BJC to (i) prosecute a claim other than a claim enforcing the Patent Rights against aparty or(ii)defendagainstaclaimassertedagainstitthatisnotaCompulsoryCounterclaim,thenClient agrees to compensate BJC for reasonable attorneys’ fees for providing such services on an hourly fee basis in accordance with its standard hourly rates in effect at the time such legal services are performed. Alternatively, Client may, at its option, retain other counsel to handle the defense of such claims orcounterclaims.

9.     Proceedings Before the Patent and Trademark Office. In the event that the PatentRightsbecomesubjecttoanyactionthroughtheUnitedStatesPatentandTrademarkOffice (“USPTO”), including but not limited to a request for reexamination, inter partes review, or post grant review, BJC will not be obligated to represent Client as to those matters before the USPTO. Client shall be responsible for retaining competent patent counsel to represent it in such matters, if necessary. BJC agrees to assist patent counsel as necessary and in its sole discretion in such matters before the USPTO.   If  the  Client  requests, BJC  will  handle any  inter  partesreview

proceedingatonehalfofBJC’sthenprevailingstandardbillablerates.Anyoutofpocketexpenses and hourly attorneys’ fees incurred by Client in such proceedings before the USPTO shall not be considered EnforcementExpenses.

10.    Client Payment of Enforcement Expenses. Client agrees to pay when due all expenses reasonably incurred in connection with the enforcement of the Patent Rights (“Enforcement Expenses”). Enforcement Expenses include travel expenses, long distance calls, investigation fees, consultant fees, expert and witness fees, the preparation of infringement contentionsbythirdpartyconsultants,reviewofsourcecodeorothercomputercodeproducedby any party, electronic imaging, review, processing and hosting of documents (including providing document search capabilities), charts, photographs, deposition fees and costs, court costs, photocopying and other document reproduction costs, postage charges, fax charges, on-line computerresearch,andotherexpensesreasonablyincurredinconnectionwiththeenforcementof the Patents or other Patent Rights. If Client fails to reimburse BJC for any invoiced Enforcement Expenses within 30 days from the date of the invoice, interest shall accrue on any unpaid Enforcement Expenses at the rate of 10% per annum. If the average balance of the amount of invoiced unreimbursed Enforcement Expenses exceeds $50,000 for more than 60 days, then each of the percentages set forth in Paragraph 6(a) shall be increased by threepercent.

11.    Capital Provider. Client has entered into an Advisory Services Agreement with Dominion Harbor Group, LLC (the “Capital Provider”) dated July 22, 2015, pursuant to which Capital Provider has agreed to pay the Enforcement Expenses pursuant to Section 10 of this Agreement. In the event of Capital Provider’s breach of its duty to pay Enforcement Expenses and failure to cure such breach within forty-five (45) days of written notice from BJC to Clientof suchbreach,thepartiesagreethatBJCshallcontinuetopursueitsactivitiesunderthisAgreement with the following modifications, so long as such breach has not occurred within one year of the effective date of thisAgreement:

(a)     Client shall take all reasonable efforts to obtain alternative financing of Enforcement Expenses. In the event that Client has been unable to obtain such alternative financingofEnforcementExpenseswithin90daysofCapitalProvider’sbreachofitsduty to pay Enforcement Expenses, Client have no further obligation to pay Enforcement Expenses to BJC;and

(b)    In the event Client is unable to obtain alternative financing ofEnforcement Expenses, the Contingent Attorneys’ Fees percentages to which BJC is entitled in Section 6 of this Agreement shall hereby be increased by 35%. (For example, if the stated percentage is 30% for BJC, the increased percentage shall be40.5%.)

12.    No Representation or Warranty by Law Firm. Each Party specifically recognizes that the other Party has made no representation or warranty whatsoever regarding the probable outcome of the Lawsuit and has in no way guaranteed the result or outcome of nor any recovery from the settlement or trial of theLawsuit.

13.    LawFirmAssociationofOtherLawyersorAssignment.BJCagreestoperform faithfully the duties imposed upon BJC as attorneys for Client in the enforcement of the Patent Rights.        Subject to Client’s written approval, BJC may, at the discretion and expense of BJC, associateanyotherattorney,lawfirmorotherentity,asallowedbylaw,intheenforcementofthe Patent Rights, and may assign all or any part of its interest in the Licensing Agreement Proceeds or Litigation Proceeds to any other such entity, as allowed by law, provided that such assignment shallnotincreasethecosttoClientofanyLawsuitorreducetheinterestofClientintheLicensing Agreement Proceeds or Litigation Proceeds. BJC shall also have the right to assign its interest in the Licensing Agreement Proceeds or Litigation Proceeds, as allowed by law, to any other entity, providedthatsuchassignmentshallnotrelieveBJCofanyobligationunderthisAgreement.Client agreestocooperatewithBJCinapportioningBJC’sportionofrevenuesamongotherprofessionals who may further the purposes of thisAgreement.

14.    Right of Attorneys to Withdraw. BJC may, upon 30 days written notice, at its option and with court approval if necessary, withdraw from any Lawsuit or cease to represent Client for any reason consistent with applicable ethical and professional obligations. BJC shall continue to provide all necessary services during the notice period. If such withdrawal is with cause,thenBJCshallbeentitledtoreasonablecompensationforanylicensingorlitigationservices ithasprovidedtoClientpursuanttotheestablishedlegalprinciplesintheStateofTexasgoverning such compensation. If such withdrawal is without cause, BJC’s right to compensation shall be limited to any Licensing Agreement Proceeds or Litigation Proceeds as of the date of withdrawal under this Agreement. If BJC decides for any reason to withdraw from any litigation, BJC will provide Client a reasonable time to identify and retain replacementcounsel.

15.    Termination of BJC. Client may at any time terminate BJC’s representation of Client pursuant to this Agreement. Such termination without cause shall not in any way eliminate BJC’srighttocompensationrelatingtoanyLicensingAgreementProceedsorLitigationProceeds pertaining to any Licensing Negotiations or Lawsuit pending as of the date of termination under this Agreement and the applicable common law. In the event Client discharges BJC for good cause, however, BJC shall not be entitled to receive any fee or other compensation under Section 6 of this Agreement, other than compensation for services rendered up to the time of discharge pursuant to established legal principles in the State of Texas governing suchcompensation.

16.    LawFirmLiabilityafterTermination.IfBJCceasestorepresentClientpursuant to any provision of this Agreement, then BJC shall no longer be liable to Client or to any third party for any costs or expenses incurred after the date of the termination of BJC’srepresentation.

17.    Conflicts. It is possible that some of BJC’s present or future clients will have matters adverse to Client or Client’s organization while BJC is representing Client. BJC understands that Client has no objection to BJC’s representation of parties with interests adverse to Client’s and Client waives any actual or potential conflict of interest as long as those other engagements are not substantially related to BJC’s services toClient.

BJCagrees,however,thatClient’sconsentto,andwaiverof,suchrepresentationshallnot apply in any instance where, as a result of BJC’s representation of Client, BJC has obtained proprietary or other confidential information of a non-public nature, that, if known to such other client, could be used in any such other matter by such client to Client’s material disadvantage or potential materialdisadvantage.

Similarly,newlawyersmayjoinBJC.Theselawyersmayhaverepresentedpartiesadverse toClientwhileemployedbyotherlawfirmsororganizations.BJCassumes,consistentwithethical standards, that Client has no objection to BJC’s continuing representation of Client notwithstanding BJC’s lawyers’ prior professionalrelationships.

This will also confirm the Parties’ understanding that, unless the Parties reach an explicit understanding to the contrary, BJC is being engaged by, and will represent only Client, and no other entity or person, unless agreed to by BJC in writing.

18.    Dispute Resolution. In the event that there is a dispute concerning the terms of this Agreement or involving any of the services provided pursuant to this Agreement, the Parties hereby agree to submit such dispute to confidential binding arbitration. The Parties shall choose  a single arbitrator to arbitrate the dispute who shall conduct the proceedings at a location agreed to by both Parties pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), as applicable, then in effect or any other procedure mutually agreed to. Each party shall bear its own attorney fees and costs in connection with the arbitration, including the costs of the AAA and the arbitrator, which shall be equally divided. In the event that this arbitration provision is deemed to be unenforceable, such unenforceability shall have no effecton any other provision of this Agreement, and the Parties in such event shall be free to pursue any remedies otherwiseavailable.

19.    Remedies for Breach. In the event that any Party hereto shall breach any of the obligations imposed by this Agreement, then a non-breaching Party shall be entitled to pursue a claim for monetary damages as a result of such breach. No Party, however, shall be entitled to recover special, indirect, or consequential damages, including lost profits, from any other Party. Forpurposesofthisparagraph,ifClientbreachestheAgreement,thecompensationtowhichBJC may be entitled under Paragraph 3 herein is not “special, indirect, or consequential damages, including lostprofits.”

20.    Successors and Assigns. This Agreement is and shall be binding and inure to the benefit of the Parties and their respective subsidiaries and affiliates, heirs, executors, administrators, legal representatives, predecessors, successors andassigns.

21.    Governing Law. It is expressly understood and agreed that this Agreement shall be governed by, construed, interpreted, and enforced in accordance with the laws of the State of Texas.

22.    Legal Construction. In case any one or more of the provisions contained in this Agreementshallforanyreasonbeheldtobeinvalid,illegalorunenforceableinanyrespect,such invalidity, illegality, or unenforceability shall not affect any other provisions thereof, and this Agreementshallbeconstruedasifsuchinvalid,illegal,orunenforceableprovisionhadneverbeen containedherein.

23.    Waiver and Integration. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings or written or oral agreement between the Parties respecting the subject matter of this Agreement. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by the Parties.       The Parties may

waive any of the conditions contained herein or any of the obligations of any other party. Any suchwaivershallbeeffectiveonlyifinwritingandsignedbythePartywaivingsuchconditionor obligation.

24.    Required SpecialDisclosures.

(a)     CLIENT ACKNOWLEDGES THAT IT WAS ADVISED TO RETAIN INDEPENDENT LEGAL COUNSEL TO REPRESENT CLIENT IN CONNECTION WITH THENEGOTIATIONANDEXECUTIONOFTHISAGREEMENT,ANDWITHRESPECTTO THE ARBITRATION CLAUSE ABOVE. CLIENT FURTHER ACKNOWLEDGES THAT IT WAS ADVISED THAT BJC HAS A CONFLICT OF INTEREST THAT PREVENTS ITFROM REPRESENTING CLIENT IN ANY WAY WITH RESPECT TO THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND THAT BJC HAS NOT DONESO.

(b)    Client acknowledges that prior to signing this Agreement, Client was given the option of retaining BJC to handle the Patent Enforcement Matters on the basis of a normal hourly rate (plus costs and expenses incurred) but elected instead to retain BJC pursuant to the termsand conditions of this Agreement. Client retains the right to convert this Agreement to an hourly fee agreement for any new litigation filed subsequent to the recovery offees.

(c)     The Texas State Bar Act requires that Texas attorneys give notice to their clients that the State Bar of Texas investigates and prosecutes professional misconduct committed by Texas attorneys. Although not every complaint against or dispute with a lawyer involves professional misconduct, the Texas State Bar’s Office of the General Counsel will provide information about how to file a complaint by calling (800) 932-1900 tollfree.

(d)    Clientacknowledgesthatithasbeenadvisedthatsubmissiontobindingarbitration typicallyresultsinthewaiverofsignificantrights,includingthewaiveroftherighttofilealawsuit in a different venue, waiver of the right to a jury trial, the possible waiver of broad discovery,and the loss of the right toappeal.

25.    Counterparts. This Agreement may be executed in multiple counterparts, each one of which will be considered to be anoriginal.

26.    Authority. The undersigned officer of Client represents that he/she has full authority to enter into and execute this Agreement on behalf ofClient.

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BUETHER JOE & CARPENTER, LLC

Eric W. Buether, Member

AGREED AND ACCEPTED: ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Name: